EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-03480 and No. 333-02404 of Mothers Work, Inc. on Form S-8 of our report dated June 14, 1996 on the financial statements of Episode USA, Inc. (Debtor-in-Possession) for the years ended February 3, 1996, January 28, 1995 and January 29, 1994 which are included in Amendment No. 2 to the Form 8-K.


DELOITTE & TOUCHE LLP

New York, New York
August 12, 1996